PROSPECTUS AND			PRICING SUPPLEMENT NO. 22
PROSPECTUS SUPPLEMENT,		Effective at 1:00 PM ET
each dated January 12, 1999	October 13, 1999
CUSIP: 24422ELK3			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,965,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on March 15, 2000
and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				October 18, 1999

MATURITY DATE:				October 18, 2002

INTEREST RATE:				6.90% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			JP Morgan Securities Inc.,
                                    as agent, has offered the Senior
                                    Notes for sale at a price of 99.944%
                                    of the aggregate principal amount of
                                    the Senior Notes.




JP Morgan Securities Inc.